UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2013

GSE Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35382	77-0619069
(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road, Houston, TX	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 443-8564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report contains forward-looking statements that are subject to risks and uncertainties.  All statements other than statements of historical fact included in this report are forward-looking statements.  Forward-looking statements give management’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business.  You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts.  These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of future performance, taking into account the information currently available to management.  Important factors that could cause actual results to differ materially from statements included in this report can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other documents filed with the Securities and Exchange Commission.  These documents are available in the Investor Relations section of the Company’s website at http://www.gseworld.com.

The Company cannot assure you that it will realize the results or developments it expects or anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way it expects.  The forward-looking statements included in this report are made only as of the date hereof.  Management undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 1.01	Entry into a Material Definitive Agreement

Waiver and Sixth Amendment to First Lien Credit Agreement

On July 30, 2013, GSE Holding, Inc. (the “Company”) and certain of its affiliates (together with the Company, the “Credit Parties”) including GSE Environmental, Inc. (the “Borrower”), a wholly owned subsidiary of the Company, entered into a Waiver and Sixth Amendment (the “Amendment”) to the Credit Parties’ U.S.-based senior secured credit facility with General Electric Capital Corporation (the “Agent”), Jefferies Finance LLC and the other financial institutions party thereto (as amended from time to time, the “U.S. Credit Facility”).  The international facilities of the Company were not impacted.

Pursuant to the Amendment, the lenders have agreed to waive any default arising as a result of the failure by the Credit Parties to be in compliance with their maximum total leverage ratio as of June 30, 2013 and to modify the maximum total leverage ratio as follows:

Date	Leverage Ratio Before Amendment	Leverage Ratio After Amendment
September 30, 2013	5.00:1.00	6.50:1.00
December 31, 2013	5.00:1.00	6.25:1.00
March 31, 2014	5.00:1.00	5.17:1.00
June 30, 2014	4.75:1.00	4.75:1.00
September 30, 2014	4.50:1.00	4.50:1.00
December 31, 2014	4.50:1.00	4.50:1.00
March 31, 2015	4.50:1.00	4.50:1.00
June 30, 2015	4.25:1.00	4.25:1.00
September 30, 2015 and thereafter	4.00:1.00	4.00:1.00

In addition, commencing on October 31, 2013 and continuing until the Required Leverage Date, the Credit Parties have agreed that the total leverage ratio as of the last day of any fiscal month that is the first or second fiscal month of a fiscal quarter will not be greater than the total leverage ratio set forth above for the most recently completed fiscal quarter.  For example, the Company has agreed with the lenders that its total leverage ratio as of October 31, 2013 and November 30, 2013 will not exceed, in either case, 6.50:1.00.  The “Required Leverage Date” means the date upon which the Borrower has delivered to the Agent financial statements and a compliance certificate demonstrating (y) the total leverage ratio as of the end of the fiscal quarter for which such financial statements and compliance certificate were delivered is less than 5.00:1.00 and (z) the Credit Parties are in compliance with other specified covenants of the U.S. Credit Facility.

In addition, the Amendment increases the margin on the loans by 200 basis points, modifies the definition of “EBITDA” to exclude certain expenses from the calculation of EBITDA for purposes of calculating compliance with certain covenants, and reduces the Company’s borrowing capacity under the revolving credit facility from $35.0 million to approximately $21.5 million, $3.0 million of which may be used for letters of credit.  This decrease in borrowing capacity is expected to be partially offset by a new First Lien Revolving Credit Agreement, which the Company expects to enter into shortly, to provide $8.0 million of borrowing, if needed, to replace the decreased borrowing capacity in the First Lien Credit Facility, through the end of September 2013 as discussed in Item 7.01 of this Current Report on Form 8-K.

Furthermore, the Company has agreed with the lenders to use its best efforts to raise at least $30.0 million of additional unsecured mezzanine indebtedness or other subordinated capital, reasonably acceptable to the Agent, on or before October 31, 2013.  The first $20.0 million of this mezzanine indebtedness will be applied to pay down the U.S. Credit Facility.  If the Company is not successful in this regard, the margin will increase by 50 basis points each quarter after October 31, 2013.

As of July 30, 2013, there was $173.3 million outstanding under the U.S. Credit Facility, consisting of $154.2 million in term loans and $19.1 million in revolving loans.

The foregoing description of the Amendment is a summary of the terms of the Amendment, and is qualified in its entirety by the text of the Amendment itself, a copy of which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.06	Material Impairments

To the extent applicable, the information set forth under "Second Quarter Preliminary Results" in Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company is electing to provide selected preliminary financial data for second quarter ending June 30, 2013.  The Company does not generally release preliminary results and does not expect to provide similar information on a going forward basis.

Second Quarter Preliminary Results

During the second quarter of 2013, the Company continued to experience a difficult and slow European market as well as softer demand in other areas.  As a result, the financial results for the second quarter and first six months of 2013 are substantially below the similar periods in 2012.  While the Company is still finalizing the second quarter financial results, the Company expects the following:

•	Net sales in the range of $105 - $110 million in 2Q 2013

•	Gross margin in the range of 12% - 13% in 2Q 2013

•	A noncash goodwill impairment charge in 2Q 2013 in the range of $26 - $27 million relating to the Company’s Europe / Africa operations

•	GAAP net loss for 2Q 2013 in the range of $32 - $35 million or a loss in the range of $1.65 - $1.75 per fully diluted share in 2Q 2013

•	Adjusted EBITDA in the range of $3.7 - $4.0 million in 2Q 2013

These numbers are estimates only and are subject to final review by the Company.  As a result of the Company’s lower Adjusted EBITDA for the first half of 2013, the Company was in default with respect to the total leverage ratio covenant for June 30, 2013 contained in its U.S. Credit Facility.  As noted in Item 1.01 of this Current Report on Form 8-K, the Company obtained a waiver of this default and the Company and its lenders agreed to amend the U.S. Credit Facility.  Details of that amendment are provided in Item 1.01 of this Current Report on Form 8-K.

While there can be no assurances, the Company believes it has sufficient liquidity in the U.S. and internationally, both today and in the foreseeable future, to operate and service its customers and stakeholders in the normal course of business.

The Company anticipates issuing a formal earnings release, conducting a conference call and filing its 2Q 2013 Form 10-Q on August 9, 2013.

Use of Non-GAAP Financial Measures (Adjusted EBITDA)

Adjusted EBITDA represents net income (loss) before interest expense, income tax expense, depreciation, amortization of intangibles, loss (gain) on foreign currency transactions, restructuring expenses, certain professional fees, stock-based compensation expense, public offering related costs, loss on extinguishment of debt and management fees.  Adjusted EBITDA is a “non-GAAP financial measure,” and is intended as a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, GAAP.  Adjusted EBITDA should not be considered as an alternative to net income, income from continuing operations, earnings per share or any other performance measure derived in accordance with GAAP.  The presentation of Adjusted EBITDA should not be construed to imply that future results will be unaffected by unusual or non-recurring items.  Management believes this measure is meaningful to investors to enhance their understanding of the Company’s financial performance.   Management’s calculation of this measure may not be comparable to similarly titled measures reported by other companies.

A reconciliation of the ranges of Adjusted EBITDA to net income (loss) is not practical at this time but will be provided when the final earnings release for the second quarter is issued.

New First Lien Revolving Credit Agreement

The Company expects to enter into a new First Lien Revolving Credit Agreement shortly, which is expected to provide $8.0 million of borrowing, if needed, to replace the decreased borrowing capacity in the First Lien Credit Facility as discussed in Item 1.01 of this Current Report on Form 8-K, through the end of September 2013.

The information in Item 7.01 of this Current Report on Form 8-K shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Waiver and Sixth Amendment to First Lien Credit Agreement dated as of July 30, 2013 by and among Gundle/SLT Environmental, Inc., General Electric Capital Corporation and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2013
GSE HOLDING, INC.

/s/       J. Michael Kirksey
By:     J. Michael Kirksey
Title:  Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Waiver and Sixth Amendment to First Lien Credit Agreement dated as of July 30, 2013 by and among Gundle/SLT Environmental, Inc., General Electric Capital Corporation and the other parties thereto